EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
aVinci Media Corporation

We consent to the incorporation by reference in Registration Statement No. 333-159792, on Form S-8 of aVinci Media Corporation of our report dated March 31, 2010 with respect to the consolidated financial statements of aVinci Media Corporation contained in aVinci Media Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Tanner LC
Salt Lake City, Utah
March 31, 2009